                                                                    EXHIBIT 99.1
                   CONSENT OF DIRECTOR PURSUANT TO RULE 438
                         OF THE SECURITIES ACT OF 1933

  I hereby consent to serve as a Director of Apex Mortgage Capital, Inc., a Maryland corporation (the "Company"), upon completion of its initial public offering of Common Stock. I further consent to being named as a future director of the Company in the Company's Registration Statement on Form S-11 to be filed with the Securities and Exchange Commission on or about November 7, 1997.

          November 7, 1997                           John C. Argue
Dated:__________________________           /s/_____________________________
                                                     John C. Argue

                                                                    EXHIBIT 99.1
                   CONSENT OF DIRECTOR PURSUANT TO RULE 438
                        OF THE SECURITIES ACT OF 1933

  I hereby consent to serve as a Director of Apex Mortgage Capital, Inc., a Maryland corporation (the "Company"), upon completion of its initial public offering of Common Stock. I further consent to being named as a future director of the Company in the Company's Registration Statement on Form S-11 to be filed with the Securities and Exchange Commission on or about November 7, 1997.

         November 7, 1997                       Carl C. Gregory, III
Dated:__________________________          /s/_____________________________
                                                Carl C. Gregory, III